SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2016

Avalanche International Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-179028	38-3841757
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5940 S. Rainbow Blvd., Las Vegas, NV 89118
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (888) 863-9490

________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02             Termination of a Material Definitive Agreement.

Effective at the close of business on June 30, 2016, the previously disclosed Letter of Intent dated June 12, 2015 (the ”LOI”) including all its extensions and amendments expired with J.S. Technologies, Inc. (“JS”) and certain shareholders of JS. The LOI provided terms for our intended purchase of all of the issued and outstanding capital stock of JS. Upon expiration of the LOI, a complete release between the parties occurred with regard to the subject matter of the LOI, including a release of all claims by any party for damages, liquidated damages, or break-up fees arising under the LOI. This concludes all efforts by the Company to acquire an equity position with JS Technologies, Inc.

Going forward, our management is continuing to negotiate with the President of JS, John Suhr, regarding the Company providing consulting services.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	AVLP - Termination JST LOI Effective May 4 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Avalanche International Corp.

/s/ Philip E. Mansour

Philip E. Mansour
President and Chief Executive Officer

Date: June 30, 2016